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                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts", "Summary Consolidated Financial Statements", and "Selected Consolidated Financial Data" and to the use of our report dated August 27, 1996, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-20681) and related Prospectus of Comprehensive Care Corporation and subsidiaries for the registration of 370,207 shares of Comprehensive Care Corporation's Common Stock.


                                        /s/ ERNST & YOUNG LLP


Orange County, California
February 7, 1997